Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 4, 2006 relating to the financial statements of CNL Retirement Corp. which appears in the Health Care Property Investors, Inc’s Current Report on Form 8-K dated September 7, 2006. We also consent to the reference to us under the heading “Experts.”

/s/ PricewaterhouseCoopers LLP
Orlando, Florida
September 7, 2006